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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference of our report, included herein, dated January 15, 2000, relating to the consolidated financial statements of Midwest Banc Holdings, Inc. and subsidiaries as of December 31, 1999 and 1998 and for the two years then ended in the two Registration Statements on Form S-8 for the "Midwest Banc Holdings, Inc. 1996 Stock Option Plan" and "Midwest Banc Holdings, Inc. Employees' Retirement Plan" filed by the Company with the Securities and Exchange Commission on July 7, 1998 and July 10, 1998, respectively.



                                        /s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 29, 2000